Exhibit 10.3

No.:

Employment Contract

Employer

Employee

Sign Date D M Y

Employer:                          Legal Representative:

Registered Address:

Employee:                          Gender:              Identification Card No.

Date of Birth:             (Day)             (Month)             (Year)

Address:

Postal Code:

Registered Permanent Residence:             City             District

I. Term of Contract

1.	This employment contract has a term of years.

The contract shall become effective on             (Day)             (Month)             (Year)             with a probation period from             (Day)             (Month)             (Year) to             (Day)             (Month )            (Year).

→ The Contract is for a term of             year(s) and shall take effect on             (day)             (month),             (year). The employment shall commence on             (day)             (month),             (year) and continue until             (day)             (month),             (year), unless terminated earlier pursuant to this Contract.

II. Job Description

2.	The Employer agrees to employ the Employee in accordance with the terms under this Contract, and the Employee agrees to accept the Employer’s offer to be employed as (job title) in the Department. The Employee’s duties may be reasonably modified at the Employer’s discretion under negotiation with the Employee or according to the Employee’s capabilities and performance, in such case, the Employer shall execute wages based on the modified job post, and the Employee shall comply with the Employer’s decision unless proper reasoning is provided.

III. Working Protection & Working Conditions

3.	The Employer shall implement a comprehensive working time calculation system and the Employee shall work for no greater than eight (8) hours per day or forty (40) hours per week on the average.

4.	The Employer shall provide the Employee with the working environment and conditions in compliance with the national standards of labor safety and health, and shall be responsible for the education of the Employee in professional ethics, technique training, labor safety, work discipline, and rules of the Employer.

IV. Working Arrangements

5.	The Employee shall abide by the Employer’s management and arrangement, and shall complete his duties assigned by the Employer in a satisfactory manner both in quality and quantity.

6.	The Employee shall work punctually pursuant to the working hours stipulated by the Employer. The Employer may require the Employee to work extra hours during holidays and off-work hours and shall compensate the Employee with vacation or allowances equivalent to such extra work in accordance with regulations of the Government.

V. Remuneration

7.	The Employer shall pay the Employee at regular payroll periods on a monthly basis without default.

8.	Wages :

From             (month)             (year) to             (month)             (year); the wages of the employee is             per month

From             (month)             (year) to             (month)             (year); the wages of the employee is             per month

From             (month)             (year) to             (month)             (year); the wages of the employee is             per month

The Employer shall pay the salary, bonus and allowances to the Employee in cash every month when the Employee has completed his or her duties assigned by the Employer.

9.	The remuneration should be paid according to the relevant evaluation by and policies of the Employer.

10.	The Employer shall deduct the personal income tax from the remuneration to the Employee in accordance with the laws and regulations and shall inform the Employee of the sum of such deduction.

VI. Social Welfare

11.	Both the Employer and the Employee shall pay for all mandatory social security programs including but not limited to pension plans, unemployment and illness benefit plans, disability benefit plans and other social insurance.

12.	The Employer shall apply and handle all procedures for social security programs for the Employee. Upon termination or expiration of the Contract, such social security benefits shall be transferred according to applicable regulations.

13.	In the event that the Employee fails to transfer his previous social security programs to the authority designated by the Employer within the stipulated period, all delay, default and suspension in payment of the social security benefits caused by such failure and the consequences arising out of the forgoing circumstances shall be born solely by the Employee.

14.	In the event that the Employee is ill or injured by non-job related causes, the Employee shall receive the compensation, disease treatment and medical allowance in accordance with applicable regulations by the Government.

15.	The Employer shall provide the Employee with the following welfare benefits according to its insurance and welfare system for its employees: social security insurance, commercial insurance, salary based on the length of service, meal expenses, accommodation, annual physical checkup, paid leave, allowances for seasons, birthday gifts, wedding favors, death solatium for immediate family members, labor protection supplies, reward for full attendance, system training, free shuttle service, regular sports and activities, and annual dinner, etc.

VII. Disciplinary Procedures

16.	The Employee shall abide by all disciplinary procedures and rules made by the Employer, and shall comply with the working procedures set by the Employer. In the event that the Employee fails to comply with the disciplinary procedures or rules, the Employer may conduct a disciplinary inquiry according to applicable internal rules, until termination of the Contract.

17.	The Employee shall undertake the obligation to maintain confidential the Employer’s business secrets.

VIII. Modification, Termination, Expiration and Renewal of the Contract

18.	In the event of any modifications to the laws, regulations and standards that are legally binding upon the Contract, the terms and conditions of the Contract shall be modified accordingly.

19.	If material changes take place to the factual circumstances taken as the basis for the Contract and the Contract can no longer be performed, the Employer and the Employee may modify the Contract based on mutual agreement. This Contract may be terminated upon mutual agreement by both parties.

20.	The Employer may terminate the Contract and shall not be liable for any financial compensation to the Employee if any of the following events occur:

(1) the Employee is proved unqualified during the probation period;

(2) the Employee has violated the labor discipline or rules of the Employer to the extent that the Employer may terminate the Contract according to the Employer’s regulations or the Contract;

(3) the Employee discloses confidential information of the Employer, for which the Employer may claim legal liabilities against the Employee including litigation and termination of the Contract;

(4) the Employee neglects his duties or conducts fraud which cause serious loss to the Employer;

(5) the Employee is subject to any criminal penalties or law enforcement; or

(6) other conditions stipulated by laws and regulations.

21.	The Employer may terminate the Contract with a 30-day advance written notice to the Employee if any of the following events occurs:

(1) the Employee is incapable of performing his duties, and remains incapable after receiving training or reassignment to another position;

(2) the Employee was ill or injured by non-job related causes, and is incapable of performing his previous duties or modified positions when the medical treatment period ends;

(3) there is a surplus of employees caused by reforms in production, sales and technology;

(4) no agreement to modify the Contract can be reached through negotiation between the Employer and the Employee when the factual circumstances taken as the basis for the Contract have changed so materially that the Contract can no longer be performed;

(5) the Employer is subject to bankruptcy, suspension or difficulty in production and sales, which result in necessity to reduce the workforce;

(6) the parties have failed to reach an agreement on the new position when the Employer makes the change to the Employee’s position; or

(7) other conditions stipulated by laws and regulations.

22.	The Employer shall not terminate the Contract if any of the following events occurs:

(1) the Employee has occupational diseases or is injured by job related causes and is confirmed handicapped;

(2) the Employee is ill or injured by non-job related causes and during the period of medical treatment for such illness or injury;

(3) a female Employee is in her pregnancy, confinement and lactation; or

(4) other conditions stipulated by laws and regulations.

23.	The Employee may at any time terminate the Contract by notice if any of the following events occurs:

(1) at any time during the probation period;

(2) the Employer forces the Employee to work by means of violence, threats or illegal restriction of freedom;

(3) the Employer has failed to pay compensation or provide working conditions as agreed upon the terms and conditions of the Contract;

(4) the Employer has failed to fulfill the Contract, or has violated any laws and regulations by the Government, and harmed the legitimate benefits of the Employee.

24.	The Employee may terminate the contract by notifying the Employer through written notice 60 days in advance. The Employer shall process all necessary procedures except in the case that the financial losses caused by the Employee to the Employer have not yet been properly solved. The Employee shall remain on duty and carry out the assignment of the Employer until the above procedures have been completed. If the Employee fails to give the 60-day advance written notice to the Employer, the Employer may refuse to process the procedures to terminate the Contract, and may claim legal liabilities against the Employee for the resulting financial losses.

25.	As a senior manager of the special position employed for a strategic aim, the Employee agrees that the term of his services has a special and important role in the strategy and operation for the Employer. Except as stipulated in Article 23, the Employee shall not terminate the contract in advance. Otherwise, the Employee agrees that such termination will cause great loss to the Employer and agrees to compensate the following expenses if terminating the contract in advance:

(1) expenses paid by the Employer for recruiting the Employee (based on actual expenses);

(2) expenses for training programs;

(3) direct financial losses to the Employer in its production, sales and operation caused by the Employee’s termination of the Contract before expiration;

(4) the penalty stipulated in the Contract in the event of the Employee’s termination of the Contract before expiration.

The Penalty = months in default × salary per month × 5

26.	The Contract shall be terminated in any of the following conditions, and the Employer shall not pay any compensation:

(1) the expiration of the Contract;

(2) the occurrence of the events stipulated as the conditions for termination of the Contract;

(3) other conditions stipulated by laws, regulations and rules.

27.	The Contract shall be terminated at its expiration. If both parties offer their intent to renew the Contract days before its expiration, the Contract shall be renewed on the basis of negotiation and consensus.

IX. Confidentiality and Non-competition

28.	The Employee hereby represents and warrants that its signing and performance of this Contract do not conflict with any agreements, documents or covenants (including but not limited to any non-compete or non-disclosure agreements) that are signed by or legally binding upon the Employee, and will not constitute a breach or violation of such agreements, documents or covenants.

29.	The Employee agrees that within the term of employment and years after the expiration or termination of the Contract, the Employee shall not work for other employers in a similar profession or business (as that of the Employer) in competition against the Employer, and shall not establish businesses or invest in such business by himself (or through his or her family members), directly or indirectly. The Employee shall not use the confidential information he has acquired for purposes other than the Employer, or disclose or provide such information to others.

The Employee agrees that within the term of employment and              years after he leaves the company for any reason (legally), he or she shall not, directly or indirectly, persuade, entice, solicit or render by other means (1) any manager or staff of the Employer and its affiliates to terminate employment with the Employer and its affiliates, and shall not recruit or employ the directors, managers, staff, business associates or agents for their services to any third party other than the Employer and its affiliates; (2) any client, supplier, licensee, licenser, or other individuals or entities (including but not limited to any potential client, supplier or licensee) that have existing or potential business connections with the Employer to terminate or modify by other means the business contacts with the Employer, and shall not solicit, attempt to solicit, assist anyone else to solicit or accept the purchase orders from or provide products or services to such individuals or entities as set forth above.

30.	The Employee shall return all confidential information to the Employer at the termination or expiration of the Contract.

31.	The Employer may request the Employee to sign a non-compete agreement concerning the confidential information, and the Employee shall not refuse.

X. Ownership of Intellectual Property

32.	The Employer owns all rights of the inventions, creations, programs or any other intellectual properties (hereinafter “Inventions”) completed by the Employee under the conditions set below within the term of employment:

(1) Inventions developed within the work period assigned by the Employer;

(2) Inventions developed by using the investment, equipment, facilities, information, data, materials or devices offered by the Employer; and

(3) Inventions developed by and related to the assignment of the Employee assigned by the Employer within the term of employment and one year after the Employee’s retirement or demission from the company.

The Employer may apply patent rights for the Inventions in the name of the Employer, and give rewards to the Employee in an appropriate way according to applicable laws and regulations.

XI. Dispute Settlement

33.	Any controversy or dispute that arises out of or relates to this Contract will be settled amicably through negotiation. In the event no settlement can be reached through negotiation, the parties shall subject the dispute to the court with jurisdiction in the location of the company for a settlement by law.

XII. Miscellaneous

34.	Additional Covenants:

(1) The Employee shall not be engaged in anything that may harm the reputation and benefits of the Employer within the term of employment and after the termination of the Contract, otherwise the Employer has the right to claim compensation against the Employee;

(2) Dishonesty: If, during the course of the Employee’s employment under this Contract, the Employee has acquired any personal gain or advantage from Employer’s clients in the form of money totaling more than RMB 10,000 or any gifts equivalent to RMB 10,000 in value, the Employer may pursue a remedy against the Employee in the sum of              times the amount or value of the gain. This clause shall be permanently binding upon the parties and shall in no way become invalid regardless of the fulfillment of the Contract.

(3) This Contract supersedes any prior agreements or covenants between the Employer and the Employee.

35.	Supplementary Clause:

(1) The employee manual and other rules made by the Employer are mutually agreed by both parties as the standard documents for the Employee’s conduct when performing his duties within the term of employment.

(2) All else not mentioned in this Contract shall be settled through negotiation between the Employer and the Employee. In the event no settlement can be reached through negotiation, the parties may prosecute proceedings in any court of competent jurisdiction in the location where the Employer maintains its principal offices.

(3) This Contract shall be made in two (2) originals, with each party holding one (1) original.

(4) This Contract comprises a total of nine (9) pages. Any alteration and any signature without legitimate authorization have no effect.

Chengdu Time Share Technology Information Co., Ltd.

Employer	Employee (signature or seal)

(Seal)

Legal Representative or Authorized Representative:

(signature or seal)

Signed as of this            day of                                     (month),             (year).